Exhibit 3.3

THIRD AMENDED & RESTATED

Agreement of Limited Partnership

of

Four Springs Capital Trust Operating Partnership, L.P.

IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE LIMITED PARTNERSHIP INTERESTS DESCRIBED IN AND ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE OR THE DISTRICT OF COLUMBIA. ACCORDINGLY, NO SUCH LIMITED PARTNERSHIP INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING PARTNER AND THE PARTNERSHIP TO LIABILITY.

INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. IN MAKING THE DECISION WHETHER TO BE A PARTNER IN THE PARTNERSHIP, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PARTNERSHIP AND THE TERMS OF THE LIMITED PARTNERSHIP INTERESTS.

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Table of Contents

Article I DEFINED TERMS		2

Article II FORMATION OF PARTNERSHIP		11

2.1	Name, Office and Registered Agent	11

2.2	Partners	11

2.3	Term and Dissolution	12

2.4	Filing of Certificate and Perfection of Limited Partnership	12

2.5	Certificates Describing Partnership Units	13

Article III BUSINESS OF THE PARTNERSHIP		13

3.1	Purpose and Business	13

3.2	Powers	13

Article IV CAPITAL CONTRIBUTIONS AND ACCOUNTS		14

4.1	Capital Contributions	14

4.2	Additional Capital Contributions and Issuances of Additional Partnership Interests	14

4.3	Additional Funding	16

4.4	Capital Accounts	17

4.5	Percentage Interests	17

4.6	No Interest on Contributions	17

4.7	Return of Capital Contributions	17

4.8	No Third Party Beneficiary	18

Article V ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS		19

5.1	Allocations of Profits and Losses	19

5.2	Requirement and Characterization of Distributions	22

5.3	No Right to Distributions in Kind	24

5.4	Limitations on Return of Capital Contributions	24

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5.5	Distributions from Dissolution Related Transactions	24

5.6	Target Final Balance	24

Article VI RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER		25

6.1	Management of the Partnership	25

6.2	Delegation of Authority	28

6.3	Indemnification and Exculpation of lndemnitees	28

6.4	Liability of the General Partner	29

6.5	Partnership Obligations	30

6.6	Outside Activities	31

6.7	Employment or Retention of Affiliates	31

6.8	General Partner Activities	31

6.9	Title to Partnership Assets	32

6.10	Redemption of General Partner Partnership Units	32

6.11	Transfer of the General Partner’s Partnership Interest	32

6.12	Admission of a Substitute or Additional General Partner	34

6.13	Effect of Bankruptcy, Withdrawal, or Dissolution of a General Partner	35

6.14	Removal of the General Partner	35

Article VII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		36

7.1	Management of the Partnership	36

7.2	Power of Attorney	36

7.3	Limitation on Liability of Limited Partners	37

7.4	Redemption Right	37

Article VIII TRANSFERS OF PARTNERSHIP INTERESTS		39

8.1	Purchase for Investment	39

8.2	Restrictions on Transfer of Partnership Interests	39

8.3	Admission of Substitute Limited Partner	40

8.4	Rights of Assignees of Partnership Interests	41

8.5	Amendment of Agreement and Certificate of Limited Partnership	42

8.6	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	42

8.7	Joint Ownership of Interests	42

Article IX BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		42

9.1	Books and Records	42

9.2	Custody of Partnership Funds; Bank Accounts	43

9.3	Fiscal and Taxable Year	43

9.4	Annual Tax Information and Report	43

9.5	Tax Matters Partner; Tax Elections; Special Basis Adjustments	43

9.6	Reports to Limited Partners	44

Article X DISSOLUTION AND LIQUIDATION		44

10.1	Dissolution	44

10.2	Winding Up	45

10.3	No Obligation to Restore Deficit Capital Account Balance	46

10.4	Deemed Distribution and Recontribution	47

10.5	Rights of Limited Partners	47

10.6	Notice of Dissolution	47

10.7	Cancellation of Certificate of Limited Partnership	47

10.8	Reasonable Time for Winding Up	47

10.9	Waiver of Partition	48

10.10	Liability of Liquidator	48

Article XI AMENDMENT OF AGREEMENT; MERGER		48

Article XII GENERAL PROVISIONS		49

12.1	Notices	49

12.2	Survival of Rights	49

12.3	Additional Documents	49

12.4	Severability	49

12.5	Entire Agreement	49

12.6	Pronouns and Plurals	49

12.7	Headings	49

12.8	Counterparts	49

12.9	Governing Law	49

EXHIBITS

EXHIBIT A -- Notice of Redemption

EXHIBIT B -- FIRPTA Affidavit

EXHIBIT C -- Designation of the Preferences, Conversion and Other Rights, Voting Powers, Restrictions, Limitations as to Distributions, Qualifications and Terms and Conditions of Redemption of the Series U1 Units

exhibit D -- Designation of the Preferences, Conversion and Other Rights, Voting Powers, Restrictions, Limitations as to Distributions, Qualifications and Terms and Conditions of Redemption of the Series U2 Units

EXHIBIT E – Designation of the Preferences, Conversion and Other Rights, Voting Powers, Restrictions, Limitations as to Distributions, Qualifications and Terms and Conditions of Redemption of the LTIP Units

THIRD AMENDED & RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P.

Four Springs Capital Trust Operating Partnership, L.P. (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on July 10, 2012 (the “Certificate of Limited Partnership”). This Third Amended & Restated Agreement of Limited Partnership is hereby entered into as of the [DATE] day of January, 2022 (this “Agreement”), by and among Four Springs Capital Trust, a Maryland trust (the “General Partner”), and the Limited Partners set forth on the signature pages of this Agreement.

BACKGROUND

A.               WHEREAS, the General Partner and the initial Limited Partner, FSCT OP, LLC, entered into an Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P. on July 11, 2012;

B.               WHEREAS, the General Partner and the initial Limited Partner, FSCT OP, LLC, entered into an Amended and Restated Agreement of Limited Partnership of the Partnership on February 13, 2019;

C.               WHEREAS, the General Partner and the initial Limited Partner, FSCT OP, LLC, entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership on December 22, 2021 (as amended, the “Second Amended and Restated Partnership Agreement”); and

D.               WHEREAS, the General Partner deems it is in the best interests of the Partnership to amend and restate the Second Amended and Restated Partnership Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Second Amended and Restated Partnership Agreement and continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, as follows:

Article I

DEFINED TERMS

The following defined terms used in this Agreement have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.3 hereof.

“Additional Securities” has the meaning set forth in Section 4.2(a)(2) hereof.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership fiscal year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704- 2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership fiscal year.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) any administrative or operating costs and expenses of the General Partner, including any salaries or other payments to trustees, directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner (other than costs and expenses relating to any properties or other investments held directly by the General Partner), and (iii) to the extent not included in clause (i) or (ii) above, REIT Expenses, provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary of the General Partner that is not also a Subsidiary of the Partnership.

“Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on the books and records of the General Partner.

“Agreement” means this Third Amended & Restated Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P.

“Board of Trustees” means the Board of Trustees of the General Partner.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Account” has the meaning provided in Section 4.4 hereof.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 7.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Certificate of Limited Partnership” has the meaning in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the Common Shares of Beneficial Interest, par value $0.001 per share, issued by the General Partner.

“Common Unit” means any Partnership Unit that is not specifically designated by the General Partner as being of a specified series of a Preferred Unit or a Non-Participating Common Unit. It is the intention of the General Partner, in establishing the Common Units, that each Common Unit shall be substantially the economic equivalent of a Common Share.

“Common Unit Economic Balance” has the meaning provided in Exhibit E hereof.

“Contribution Agreements” means, with respect to any Limited Partner, the agreement(s), if any, pursuant to which such Limited Partner agreed to contribute assets or property owned by such Limited Partner to the Partnership in consideration for Partnership Units, whether entered into before, at or after the date hereof.

“Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Declaration of Trust” means the Amended and Restated Declaration of Trust of the General Partner, filed with the Maryland State Department of Assessments and Taxation on [DATE], as amended, supplemented or restated from time to time.

“Dissolution-Related Transactions” means those transactions undertaken upon, following and/or in connection with the dissolution and liquidation of the General Partner under the provisions of Article X.

“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Exempt Transfer” has the meaning set forth in Section 8.2(c).

“General Partner” means Four Springs Capital Trust, a Maryland trust, and any Person who becomes a substitute or additional general partner as provided herein, and any of their successors as General Partner.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a trustee, officer, manager or employee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Limited Partner” means any Person named as a Limited Partner on the books and records of the Partnership, and any Person who becomes a Substitute or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest held by a Limited Partner that is a limited partnership interest, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“Liquidating Event” has the meaning provided in Section 10.1 hereof.

“Liquidating Gains” has the meaning provided in Section 5.1(c) hereof.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Exhibit E and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth in the books and records of the Partnership, as may be amended from time to time.

“LTIP Unitholder” means a Partner that holds LTIP Units.

“Losses” has the meaning provided in Section 5.1(i) hereof.

“Majority in Interest” of the Limited Partners means Limited Partners holding a majority of the Limited Partnership Interests.

“NYSE” means the New York Stock Exchange.

“Offer” has the meaning set forth in Section 6.11(b)(2) hereof.

“Partner” means any General Partner or Limited Partner.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Four Springs Capital Trust Operating Partnership, L.P., a Delaware limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Unit” means a Common Unit, Series U1 Unit, Series U2 Unit, LTIP Unit and any and each other fractional, undivided share of the Partnership Interests of the Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on the books and records of the Partnership, as may be amended from time to time.

“Percentage Interest” means, at any time and with respect to any class or any series of any class of Partnership Interest issued hereunder and any Partner holding any interest in such class, the percentage determined by dividing the Partnership Units of such class or series then owned by such Partner by the total number of Partnership Units of such class or series then outstanding (treating LTIP Units as Common Units for this purpose in accordance with Section 2(A) of Exhibit E), as shall be set forth on the books and records of the Partnership.

“Person” means any individual, general partnership, limited partnership, corporation, joint venture, trust, limited liability company, cooperative, association, unincorporated organization, benefit plan or governmental, quasi-governmental, judicial or regulatory entity or any department, agency or political subdivision thereof.

“Preferred Unit” means any class or series of preferred Partnership Units that may be authorized and issued in accordance with the provisions of the Declaration of Trust and this Agreement.

“Profits” has the meaning provided in Section 5.1(i) hereof.

“Profits Interest” shall mean any vested and unvested Partnership Units (including the LTIP Units) that the General Partner determines to create and/or to issue to any Person pursuant to this Agreement and which the General Partner further intends to constitute a “profits interest” as such term is defined in Revenue Procedures 93-27 and 2001-43 and/or a similar or analogous compensatory-type interest granted or issued under or pursuant to IRS Notice 2005-43 (and the proposed Treasury Regulations set forth therein) and/or other current or future statutory, regulatory, administrative and/or judicial provision, guidance or authority, which shall be identified as such in the Company’s books and records, and which shall be designated as having a liquidation value of zero immediately upon its issuance or grant.

“Profits Interest Threshold Amount” shall mean, with respect to the LTIP Units and any other class of Partnership Units in the Company that are issued as a Profits Interest, an amount equal to the amount that would be distributed to the holders of all of the then outstanding Partnership Units in the Company if, immediately before such Profits Interest is issued, the Company were to liquidate completely and in connection with such liquidation (i) sell all of its assets for their gross fair market values, (ii) settle all of its liabilities (limited in the case of any nonrecourse liabilities to the of the assets that secure such liabilities) to the extent of the available assets of the Company, and (iii) each Member were to pay to the Company at that time the amount of any obligation then unconditionally due to the Company, and then the Company were to distribute any remaining cash and other proceeds to the Members in accordance with Section 10.2. Notwithstanding anything to the contrary and unless otherwise determined by the General Partner: (i) the Profits Interest Threshold Amount for the Profits Interests shall be adjusted upward by the amount of any Capital Contributions made to the Company following the date hereof, which such adjustments shall be made as of the time of such Capital Contributions; and (ii) upon any change in the Company’s capital structure, the General Partner may equitably adjust the Profits Interest Threshold Amount for any Profits Interest to the extent necessary (in the General Partner’s reasonable good faith judgment) to prevent such changed capital structure from changing the economic rights represented by the Profits Interests in a manner that is disproportionately favorable or unfavorable in relation to the economic rights of other classes of outstanding Partnership Units.

“Property” means any property or other investment in which the Partnership holds an ownership interest, either directly or through a Subsidiary.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as determined in accordance with Section 7.4(b) hereof.

“Redemption Right” has the meaning provided in Section 7.4(a) hereof.

“Redeeming Limited Partner” has the meaning provided in Section 7.4(a) hereof.

“Regulations” means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer or employee of the General Partner, (ii) costs and expenses relating to any private or public offering and registration of securities by the General Partner, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting and other discounts and selling commissions applicable to any such offering of securities, all expenses incident to filing with the National Association of Securities Dealers, Inc., registration fees, printing expenses, accounting and legal fees and expenses, accounting expenses incident to or required by any such registration or qualification, expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification and any costs and expenses associated with any claims made by any holders of such securities or any underwriters, initial purchasers or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a share of beneficial interest (or other comparable equity interest) of the General Partner (or Successor Entity, as the case may be). Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust (or, if the General Partner is not the General Partner, the organizational documents of the General Partner). In the event that there is more than one class or series of REIT Shares, the term “REIT Shares” shall, as the context requires, be deemed to refer to the class or series of REIT Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made.

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Limited Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“Restriction Notice” has the meaning provided in Section 7.4(g) hereof.

“Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle A, Chapter 63 of the Code, as amended by P.L. 114 74, the Bipartisan Budget Act of 2015 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, published administrative interpretations thereof, any guidance issued thereunder and any successor provisions) or any similar procedures established by a state, local, or non-U.S. taxing authority.

“Safe Harbor Election” has the meaning provided in Section 9.5(d) hereof.

“Safe Harbor” has the meaning provided in Section 9.5(d) hereof.

“Safe Harbor Interests” has the meaning provided in Section 9.5(d) hereof.

“Sale Transaction” has the meaning set forth in the Declaration of Trust.

“Securities Act” means the Securities Act of 1933, as amended.

“Series U1 Unit” means a Partnership Unit issued by the Partnership to certain Limited Partners. The Series U1 Units shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Exhibit C attached hereto.

“Series U2 Unit” means a Partnership Unit issued by the Partnership to certain Limited Partners. The Series U2 Units shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Exhibit D attached hereto.

“Service” means the Internal Revenue Service division of the United States Department of the Treasury.

“Share” means a share of beneficial interest (or other comparable equity interest) of the General Partner. Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust. In the event that there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made.

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, trust, or other entity of which such Person owns a majority of either (i) the voting power of such entity (whether through direct or indirect ownership of the voting securities, by contract or otherwise), or (ii) the outstanding equity and/or other beneficial interests of such entity.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 8.3 hereof.

“Successor Entity” has the meaning provided in the definition of “Conversion Factor” contained herein.

“Surviving Company” has the meaning set forth in Section 6.11(c) hereof.

“Target Final Balances” has the meaning set forth in Section 5.6 hereof.

“Trading Day” means a day on which the principal national securities exchange or over-the-counter interdealer quotation system on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction” has the meaning set forth in Section 6.11(b) hereof.

“Transfer” has the meaning set forth in Section 8.2(a) hereof.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on any securities exchange, including the NYSE, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on any securities exchange, including the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on any securities exchange, including the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question or such information is not available with respect to such security, the value of the security shall be determined by the General Partner acting in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

Article II

FORMATION OF PARTNERSHIP

2.1          Name, Office and Registered Agent. The name of the Partnership is FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P. The specified office and place of business of the Partnership shall be 1901 Main Street, Lake Como, New Jersey 07719. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name of the Partnership’s registered agent is Corporations Services Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.2          Partners.

(a)               The general partner of the Partnership is the General Partner. The General Partner’s principal place of business is the same as that of the Partnership.

(b)               The Limited Partners are those Persons identified as Limited Partners on the books and records of the Partnership, as amended from time to time. The initial Limited Partners are identified on the signature pages to this Agreement, and any subsequent Limited Partners shall be admitted in accordance with Articles IV and VIII of this Agreement.

2.3          Term and Dissolution.

(a)           The Partnership’s existence shall be perpetual, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(1)             The occurrence of an Event of Bankruptcy of the General Partner or the dissolution, removal or withdrawal of the General Partner unless the business of the Partnership is continued pursuant to Section 10.1(f) hereof; provided that if the General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and its partners comply with any other applicable requirements of this Agreement;

(2)             The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such installment obligations are paid in full);

(3)             The redemption of all Limited Partnership Interests (other than the Limited Partnership Interests held by the General Partner) provided, however, the General Partner may elect to cause or to move persons to be admitted as a Limited Partner in order to continue the existence of the Partnership; or

(4)             The election by the General Partner that the Partnership should be dissolved.

(b)           Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 10.1(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate of Limited Partnership and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.5 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.4          Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership any Certificate, and any and all amendments thereto, and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.5          Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate representing the number of Partnership Units owned by such Limited Partner. Any such certificate (i) shall be in form and substance as determined by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect: This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Amended & Restated Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P., a Delaware limited partnership, as amended from time to time.

Article III

BUSINESS OF THE PARTNERSHIP

3.1          Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

3.2          Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, could (i) adversely affect the ability of the General Partner to continue to qualify as a REIT; (ii) subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or any other related or successor provision under the Code; or (iii) violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

Article IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1          Capital Contributions. The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests as set forth opposite their names on the books and records of the Partnership, as may be amended from time to time.

4.2          Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2.

(a)           Issuances of Additional Partnership Interests.

(1)             General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration (including in exchange for the performance of past, present and/or future services) and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversions, priorities and relative, participating, optional or other special rights, powers and duties, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption, including rights, powers and duties senior to the Limited Partnership Interests, all of which as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

(i)             (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests shall have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.2 and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by the General Partner from the issuance of such shares of beneficial interest of or other interests in the General Partner;

(ii)           the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(iii)         the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2(a) and in accordance with the Declaration of Trust, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith, including, but not limited to, the inclusion of a “Designation of the Preferences, Conversion and Other Rights, Voting Powers, Restrictions, Limitations as to Distributions, Qualifications and Terms and Conditions of Redemption” of the applicable series of newly issued Partnership Interests (provided that such revisions to this Agreement shall be in accordance with, and not inconsistent with, the Declaration of Trust).

(2)             Upon Issuance of Additional Securities. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 7.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, including to underwriters in connection with the issuances of REIT Shares, and, upon such issuance, the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership and (y) the General Partner contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b)           Certain Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall make a Capital Contribution of such net proceeds to the Partnership but solely for the purpose of determining its Percentage Interest, the General Partner shall be deemed to receive additional Partnership Units with a value equal to the aggregate amount of the gross proceeds of such issuance pursuant to Section 4.2(a) hereof. Upon any such Capital Contribution by the General Partner, the General Partner’s Capital Account shall be increased by the actual amount of its Capital Contribution pursuant to Section 4.4 hereof.

(c)            General Partner Repurchase of Capital Stock. If the General Partner shall repurchase shares of any class of the General Partner’s capital stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.10 hereof and the General Partner shall cause the Partnership to repurchase a number of Partnership Interests of the appropriate class held by the General Partner equal to the quotient of the number of such shares of the General Partner’s capital stock divided by the Conversion Factor in accordance with the provisions set forth in Section 6.10.

4.3          Additional Funding. If the General Partner determines that it is in the best interest of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.4          Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership grants more than a de minimis Partnership Interest as consideration for the provision of services to or for the benefit of the Partnership by a Partner acting in a partner capacity or by a new Partner acting in a partner capacity or in anticipation of being a Partner, or (iv) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner may revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f); provided, that (i) the issuance of any LTIP Unit shall be deemed to require a revaluation pursuant to this Section 4.4 and (ii) the General Partner may elect not to revalue the property of the Partnership in connection with the issuance of additional Partnership Units pursuant to Section 4.9 to the extent it determines, in its sole and absolute discretion, that revaluing the property of the Partnership is not necessary or appropriate to reflect the relative economic interests of the Partners. When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-l(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation. Notwithstanding any provision contained herein to the contrary, no Partner shall be required to restore any negative balance in its Capital Account.

4.5          Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.5, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the portion of the year ending on the day when the Partnership’s property is revalued by the General Partner and the portion of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each portion. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests. The General Partner shall update the books and records of the Partnership accordingly.

4.6          No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.7          Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.8          No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

4.9          Issuance of LTIP Units. The General Partner may from time to time cause the Partnership to issue LTIP Units to Persons who provide services to the Partnership or the General Partner, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the provisions of Exhibit E and 5.01(g), LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, holders of LTIP Units shall be treated as Common Unit holders and LTIP Units shall be treated as Common Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes.

All LTIP Units are intended to constitute Profits Interests and the provisions of this Agreement shall be interpreted to effectuate such intent. Each LTIP Unit shall have a Profits Interest Threshold Amount and shall otherwise, be subject to the terms of the Equity Incentive Plan (as defined in Exhibit E) or other applicable grant agreement pursuant to which such LTIP Unit was issued. Any Partner who receives a LTIP Unit agrees as follows:

It is understood and agreed that to the extent that any Partner has received LTIP Units under this Agreement but has not made any corresponding Capital Contribution for such LTIP Units, such Partner has received a Profits Interest in this Partnership in connection with the performance of services, as contemplated by Revenue Procedure 93 27, 1993-2 C.B. 343, as clarified by Rev. Proc. 2001-43, 2001-2 C.B. 191. Partners who receive a Profits Interest shall have the distribution rights and allocation rights described herein, but shall have no initial Capital Account credit with respect to such profits interest. If the Partnership was dissolved on the day following the date of the issuance of a “Profits Interest,” LTIP Units representing such “Profits Interest” would not be entitled to any liquidating distribution under Section 10.2; accordingly, a “Profits Interest” has a value of zero (0) as of the date of issuance.

Pursuant to Notice 2005-43, I.R.B. 2005-24 (“Notice 2005-43”), when Proposed Regulations Section 1.83-3(l) becomes effective, the fair market value of a “Profits Interest” can be determined by its liquidation value (as described above) only if the Partnership makes the “safe harbor” election described in Notice 2005-43. Accordingly, each Partner agrees that (i) the Partnership and the General Partner are authorized and directed to file, when appropriate, a written election to have the “safe harbor” described in Notice 2005-43 (or its successor) apply irrevocably to the issuance of all interests in the Partnership issued in connection with the performance of services while the “safe harbor” election is in effect, and (ii) the Partnership and each of its Partners (including Partners who have received “Profits Interests”) shall comply with all requirements of the “safe harbor” while the “safe harbor” election is in effect.

Any Partner who receives LTIP Units which are subject to vesting shall timely make an election under Code Section 83(b) with respect to such LTIP Units and provide a copy of such election to the Partnership.

Any LTIP Unit shall be subject to such vesting, forfeiture, restrictions on transfer, call rights, rights of first refusal, drag-along rights and other similar restrictions as set forth in the grant agreement for such LTIP Unit.

Article V

ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

5.1          Allocations of Profits and Losses.

(a)           Except as otherwise required pursuant to Sections 5.1(b) through (d) below, the Partnership’s Profits and Losses (each as determined in accordance with Section 5.1(g) below) and other items of income, gain, loss and deductions shall be allocated to and among the Partners to cause, to the extent possible, their “Modified Capital Account” balances to equal their respective “Target Balances.” The term “Modified Capital Account” shall mean, for each Partner, such Partner’s Capital Account balance increased by such Partner’s share of “partnership minimum gain” and of “partner minimum gain” (as determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5), respectively). The term “Target Balance” shall mean, for each Partner at any point in time, either (i) a positive amount equal to the net amount, if any, the Partner would be entitled to receive or (ii) a negative amount equal to the net amount the Partner would be required to pay or contribute to the Partnership or to any third party, assuming, in each case, that (A) the Partnership sold all of its assets for an aggregate purchase price equal to their aggregate carrying value (assuming for this purpose only that the carrying value of any asset that secures a liability that is treated as “nonrecourse” for purposes of Regulations Section 1.1001-2 is no less than the amount of such liability that is allocated to such asset in accordance with Regulations Section 1.704-2(d)(2)); (B) all liabilities of the Partnership were paid in accordance with their terms from the amounts specified in clause (A) of this sentence; (C) any Partner that was obligated to contribute any amount to the Partnership pursuant to this Agreement or otherwise (including the amount a Partner would be obligated to pay to any third party pursuant to the terms of any liability or pursuant to any guaranty, indemnity or similar ancillary agreement or arrangement entered into in connection with any liability of the Partnership) contributed such amount to the Partnership; (D) all liabilities of the Partnership that were not completely repaid pursuant to clause (B) of this sentence were paid in accordance with their terms from the amounts specified in clause (C) of this sentence; and (E) the balance, if any, of any amounts held by the Partnership was distributed in accordance with Section 10.2 of the Agreement.

(b)           Minimum Gain Chargeback. Notwithstanding any provision to the contrary, and except as otherwise provided in any Contribution Agreement, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(l ), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(l) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be (x) to the extent of the gain that would be allocated to the Partner under Section 704(c) upon a sale of the property of the Partnership, the amount of such gain, and (y) to the extent that the nonrecourse liabilities exceed the amount allocated under clause (x), each Partner’s Percentage Interest. Any special allocation of items of income or gain pursuant to this Section 5.1(b) shall be taken into account in computing subsequent allocations of Profits and Loss, so that the net amount of any item so allocated and the Profits and Loss and other items allocated to each Member, shall, to the extent possible, be equal to the net amount that would have been allocated pursuant to the provisions of this Article V if such decrease in minimum gain had not occurred.

(c)            Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-l(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). Any special allocation of items of income or gain pursuant to this Section 5.1(c) shall be taken into account in computing subsequent allocations of Profits and Loss, so that the net amount of any item so allocated and the Profits and Loss and other items allocated to each Member, shall, to the extent possible, be equal to the net amount that would have been allocated pursuant to the provisions of this Article V if such unexpected adjustment, allocation or distribution had not occurred.

(d)               Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-l(b), Profit shall first be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.1(d).

(e)               Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(f)                Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Sections 5.1(b) through (d), be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(g)               Definition of Profits and Losses. “Profits” and “Losses” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profits and Losses shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(b), 5.1(c), 5.1(d) or 5.1(f). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). Unless otherwise agreed with a contributing Limited Partner, the Partnership shall use the traditional method for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to the properties acquired by the Partnership on or before the date hereof and, with respect to other properties subsequently acquired by the Partnership, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

5.2              Requirement and Characterization of Distributions.

(a)               General. The General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when the General Partner deems appropriate or desirable in its sole discretion. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interest is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. For so long as the General Partner elects to qualify as a REIT, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to make distributions to the Partners in amounts such that the General Partner will receive amounts sufficient to enable it to pay shareholder dividends that will (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations and (2) avoid any federal income or excise tax liability for the General Partner.

(b)               Method. At such times as the General Partner shall determine, the Partnership will make distributions to the General Partner in such amount necessary to enable the General Partner to pay REIT Expenses, and thereafter, but subject to and except as provided in Section 5.5:

(1)               first, to holders of Series U1 Units, Series U2 Units and Common Units, on a pro rata and pari passu basis, or any future additional Partnership Unit as authorized in Section 4.2(a) and Article XI(c) ranking on a parity with the Series U1 Units, Series U2 Units and Common Units as to the payment of distributions, and to each such holder ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series U1 Units, the Series U2 Units, Common Units and such other Partnership Units ranking on a parity with the Series U1 Units, Series U2 Units and Common Units held by such holders, until the aggregate amount distributed pursuant to this clause (1) shall equal the then distributions accumulated and unpaid on the Series U1 Units, Series U2 Units, Common Units and such other Partnership Units ranking on a parity with the Series U1 Units, the Series U2 Units and Common Units, in accordance with the terms thereof as set forth on Exhibit C, Exhibit D, Exhibit E and any other Exhibit pertaining to such other Partnership Units;

(2)               then, to holders of any Units which rank junior to the Common Units , and to each such holder in proportion to such holder’s Percentage Interest as regard to the class of Partnership Interest comprised only of such Units.

Each holder of any class of Partnership Interest that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of such class of Partnership Interest (and, within such class, ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Partnership Units of such class held by the holders thereof on the applicable Partnership Record Date). Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution with respect to any Unit until such time as the Partnership has distributed to the holders of the Series U1 Units, Series U2 Units and Common Units, in accordance with the terms thereof as set forth on Exhibits C, and D attached hereto.

(c)               LTIP Distributions. In accordance with the terms of Exhibit E, and subject to the limitations therein, the LTIP Unitholders shall be entitled to receive distributions in an amount per LTIP Unit equal to the Common Partnership Unit Distribution (as defined in Exhibit E).

(d)               Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 5.2(d). In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 5.2(d) when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

(e)               Tax distributions for LTIP Unitholders. Notwithstanding Secs. 5.2(b) and 5.2(c), if, for any calendar year other than the year in which the Partnership dissolves, the amounts distributable to the LTIP Unitholders under Sec. 5.2(c), if any, plus any amounts distributed under Sec. 5.2(c) to the LTIP Unitholders in previous years, would be insufficient to pay the LTIP Unitholders’ U.S. federal, state and local income taxes on amounts allocated to the LTIP Unitholders under this Agreement for any tax year (the “LTIP Tax Liability”), then the Company shall distribute to the LTIP Unitholders, on or prior to April 15 of the following year, the amount needed to pay such LTIP Tax Liability (a “LTIP Tax Distribution”) after taking into consideration the amounts previously distributed to the LTIP Unitholders. Any LTIP Tax Distribution to the LTIP Unitholders shall be a credit against, and shall reduce future distributions under, Sec. 5.2(c), but shall not be required to be repaid, at any time, to the Company. The LTIP Unitholders’ LTIP Tax Liability shall assume a tax rate equal to the maximum combined U.S. federal, state and local income tax rates applicable to individuals resident in New York City, New York.

(f)                No Double Benefit. Notwithstanding anything herein to the contrary, in no event may a Partner receive a distribution with respect to a Partnership Unit if such Partner is entitled to receive a dividend or other distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed if the effect of the distribution with respect to the Partnership Unit would be to result in receipt by the Partner (in its capacity as a shareholder of the General Partner as well as in its capacity as a Partner) of a larger distribution than the Partner would have received if it had only been a Partner in the Partnership.

(g)               For the avoidance of doubt, the distribution provisions in Exhibits C – E of this Agreement will govern in the event there is any discrepancy between the distribution provisions in such Exhibits and Sections 5.2(b) and 5.2(c) of this Agreement.

5.3           No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.4           Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to cause the Partnership to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.5          Distributions from Dissolution Related Transactions. Proceeds from a Dissolution- Related Transaction shall be distributed to the Partners in accordance with Section 10.2(a) hereof.

5.6              Target Final Balance. Notwithstanding anything herein to the contrary, Profits and Losses (and other items of Partnership income, gain, losses and deductions) from and/or in respect of a Dissolution-Related Transaction (as the General Partner shall ascertain and determine) shall be allocated to and among the Partners in such a manner so as to produce (as closely as possible in the General Partner’s judgment) a final Capital Account balance for each Partner (“Target Final Balances”) that equals the aggregate distributions that each Partner would receive under Section 10.2(a). To the extent that the allocation provisions of this Agreement would not produce the Target Final Balance(s) for any one or more Partners, then the General Partner may (but shall not be required to) re-allocate Profits and Losses and/or other items of Partnership income (including gross income), gain, deductions and/or losses for any prior open Partnership tax year(s) (and, thus, file amended tax returns and issue amended Schedules K-1 for such prior tax year(s)) to and among the Partners in such manner as the General Partner determines to be reasonably necessary to produce (as closely as possible and for as many of the Partners as possible) the Target Final Balance for each Partner. This Section 5.6 shall apply without regard to any allocation or re-allocation that may be required and/or imposed by the Service or any other tax authority in any audit, proceeding or otherwise.

Article VI

RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

6.1           Management of the Partnership.

(a)               Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership: ·

(1)               to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, notes and mortgages that the General Partner determines are necessary or appropriate in the business of the Partnership;

(2)               to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(3)               to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(4)               to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(5)               to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(6)               to guarantee or become a co-maker of indebtedness of any Subsidiary of the General Partner, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(7)               to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of the General Partner, the Partnership, any Subsidiary of either or their Affiliates, to third parties or to the General Partner as set forth in this Agreement;

(8)               to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(9)               to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(10)          to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(11)          to make or revoke any election permitted or required of the Partnership by any taxing authority;

(12)          to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(13)          to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(14)          to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(15)          to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(16)          to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(17)          to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(18)          to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(19)          to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(20)          to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(21)          to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(22)          to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT, unless the General Partner voluntarily terminates its REIT status, and all actions consistent with avoiding entity level tax on the General Partner for so long as it elects to qualify as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)               Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2           Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3           Indemnification and Exculpation of lndemnitees.

(a)               The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.3(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.3(a). Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

(b)               The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)               The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)               The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)               For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f)                In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)               An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)               The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                Any amendment, modification or repeal of this Section 6.3 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 6.3 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.4          Liability of the General Partner.

(a)               Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partner or Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)               The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner’s shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the General Partner or the Limited Partners; provided, however, that for so long as the General Partner owns a majority of the Partnership Units, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the shareholders of the General Partner or the Limited Partners shall be resolved in favor of the shareholders of the General Partner. The General Partner shall not be liable to the Partnership, any Partner or Partners or any other Person bound by this Agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Partnership or any Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)               Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)               Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)               Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5              Partnership Obligations.

(a)               Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)               All Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership that shall be made other than out of the funds of the Partnership. In the event that any such reimbursement made by the General Partner is treated as gross income of the General Partner for purposes of Section 856 of the Code, the Partnership shall treat such reimbursement as a guaranteed payment to the General Partner within the meaning of Section 707(c) of the Code.

6.6           Outside Activities. Subject to Section 6.8 hereof, the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate, shareholder or holder of beneficial interest of the General Partner and the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.7            Employment or Retention of Affiliates.

(a)               Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

(b)               The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)               The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

6.8              General Partner Activities. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of real property, shall be conducted through the Partnership and/or one or more Subsidiaries of the Partnerships; provided, however, that the General Partner may make a direct acquisition, if and only if, such acquisition is made in connection with the issuance of Additional Securities, and such direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner, by the General Partner.

6.9           Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10         Redemption of General Partner Partnership Units. In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner redeemed such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are redeemed by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

6.11         Transfer of the General Partner’s Partnership Interest.

(a)               The General Partner shall not transfer all or any portion of its Partnership Interest or voluntarily withdraw as the General Partner except as provided in or in connection with a transaction contemplated by Section 6.11(b), (c) or (d).

(b)               Except as otherwise provided in Section 6.11(c) or (d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form), in each case which results in a change of control of the General Partner (a “Transaction”), unless at least one of the following conditions is met:

(1)               the consent of a Majority in Interest (other than the General Partner or any Subsidiary of the General Partner) is obtained;

(2)               as a result of such Transaction, all Limited Partners will receive, or have the right to receive, for each Partnership Unit an amount of cash, securities or other property equal in value to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration for one REIT Share; provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(3)               the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities or other property having a value (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities or other property having a value (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

(c)               Notwithstanding anything set forth in Section 6.11(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving Company”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Company in good faith and (ii) the Surviving Company expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving Company shall have the right and duty to amend this Agreement as set forth in this Section 6.11(c). The Surviving Company shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Surviving Company also shall in good faith modify the definition of REIT Shares and make such amendments to Section 6.11 hereof so as to approximate the existing rights and obligations set forth in Section 6.11 as closely as reasonably possible. The above provisions of this Section 6.11(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with and subject in all respects to the exercise of the Board of Trustees’ fiduciary duties to the shareholders of the General Partner under applicable law.

(d)               Notwithstanding anything in this Article VI,

(1)               the General Partner may transfer all or any portion of its General Partnership Interest to (A) any wholly-owned Subsidiary of the General Partner or (B) a parent company of the General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(2)               the General Partner may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the REIT Shares are listed or traded.

6.12        Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)               the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.4 hereof in connection with such admission shall have been performed;

(b)               if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)               counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

6.13          Effect of Bankruptcy, Withdrawal, or Dissolution of a General Partner.

(a)               Upon the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 6.14(a) hereof) or the withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 6.13(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 6.12 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)               Following the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 6.14(a) hereof) or the withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 6.12 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a Majority in Interest. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

6.14          Removal of the General Partner.

(a)               Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, the General Partner, the General Partner shall be deemed to be removed automatically; provided, however, that if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b)               If the General Partner has been removed pursuant to this Section 6.14 and the Partnership is continued pursuant to Section 6.13 hereof, the General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a Majority in Interest in accordance with Section 6.13(b) hereof and otherwise be admitted to the Partnership in accordance with Section 6.12 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a Majority in Interest (excluding the General Partner) within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a Majority in Interest each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)               The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 6.14(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 6.14(b).

(d)               All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section 6.14.

Article VII

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

7.1              Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

7.2              Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including amendments hereto, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

7.3          Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

7.4          Redemption Right.

(a)               Subject to Sections 7.4(b) through (g), and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them and any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner, each Limited Partner, other than the General Partner (in its capacity as the holder of Limited Partnership Interests), shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units that have been held by such Limited Partner for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion) at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the Redemption Right (the “Redeeming Limited Partner”); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option to satisfy the Redemption Right by delivering to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, provided, further, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption. A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Limited Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)               Notwithstanding the provisions of Section 7.4(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as may be elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such acquired Partnership Units. If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 7.4(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five Business Days after its receipt of such Notice of Redemption. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such Redemption Right, and each of the Redeeming Limited Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale by the Redeeming Limited Partner of its Partnership Units to the General Partner. Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

(c)               [intentionally omitted.]

(d)               Notwithstanding the provisions of Sections 7.4(a) and 7.4(b), a Limited Partner shall not be entitled to exercise the Redemption Right if, in the case of Section 7.4(b), the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 7.4(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 7.4(b)), would (i) result in such Partner or any other Person owning, directly or indirectly, REIT Shares in excess of the Ownership Limitation (as defined in the Declaration of Trust and calculated in accordance therewith, except as provided in the Declaration of Trust), (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner’s, the Partnership’s or a Partnership Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) be likely to cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares or Partnership Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 7.4(d).

(e)               Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 7.4 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Any REIT Share Amount to be paid to a Redeeming Limited Partner pursuant to this Section 7.4 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 days to the extent required for the General Partner to cause additional REIT Shares to be issued. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

(f)                Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner’s exercise of the Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in the form attached hereto as Exhibit B. As a condition to the exercise of the Redemption Right, a Redeeming Limited Partner shall pay, or make provision satisfactory to the General Partner for the payment of, any and all withholding taxes which the General Partner determines that the Partnership and/or the General Partner is obligated to collect in respect of the Redemption Right (and/or the issuance or transfer of the REIT Shares Amount or Cash Amount, as applicable, pursuant to the exercise thereof) and the Partnership and/or the General Partner may deduct from, as applicable, the Cash Amount or any other distributions or payments of any kind otherwise due to the Redeeming Limited Partner an amount equal to the total federal, state and local taxes required to be so withheld (with the amount so deducted being treated for all purposes as an amount actually distributed or paid to the Redeeming Limited Partner), and if such distributions and payments are inadequate to satisfy such federal, state and local taxes, or if no such distributions or payments are due or to become due to the Redeeming Limited Partner, then the Redeeming Limited Partner shall provide to the Partnership and/or the General Partner, as the case may be, with cash funds or make other arrangements satisfactory to the General Partner so that the Partnership and/or the General Partner, as applicable, has sufficient cash funds with which to satisfy such withholding tax obligation. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of the Redemption Right (and/or the issuance or transfer of the REIT Shares Amount or Cash Amount, as applicable, pursuant to the exercise thereof) shall be as determined by the General Partner in its sole discretion.

(g)               Notwithstanding any other provision of this Agreement, in addition to the restrictions and limitations set forth in this Section 7.4, the General Partner may place additional and/or further restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary by the General Partner to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

(h)               Notwithstanding any other provision of this Agreement, the General Partner shall redeem Preferred Units of a class or series of Preferred Units in accordance with the terms of such class or series of Preferred Units (as set forth in the Exhibit attached hereto pertaining to such class or series of Preferred Units).

Article VIII

TRANSFERS OF PARTNERSHIP INTERESTS

8.1          Purchase for Investment.

(a)              Each Limited Partner, by its signature below or by its subsequent admission to the Partnership, hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner’s Partnership Interests is made as a principal for such Limited Partner’s account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest, and satisfies other requirements as determined appropriate by the General Partner.

(b)             Subject to the provisions of Section 8.2, each Limited Partner agrees that such Limited Partner will not sell, assign or otherwise transfer such Limited Partner’s Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 8.1(a) above.

8.2          Restrictions on Transfer of Partnership Interests.

(a)              Subject to the provisions of Sections 8.4 and 8.2(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of such Limited Partner’s Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)             No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 8.6 below) of all of such Limited Partner’s Partnership Units pursuant to this Article VIII or pursuant to a redemption of all such Limited Partner’s Partnership Units pursuant to Section 7.4. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c)              Subject to Sections 8.2(d), (e) and (f) below, a Limited Partner may Transfer all or any portion of such Limited Partner’s Partnership Units, with the consent of the General Partner, which consent shall not be unreasonably withheld, to the transferee in an Exempt Transfer. The term “Exempt Transfer” shall mean a transfer by a Limited Partner to such Limited Partner’s (i) parent or parent’s spouse, (ii) spouse, (iii) natural or adopted descendant or descendants, (iv) spouse of descendant, (v) brother or sister, (vi) trust created by such Limited Partner for the primary benefit of such Limited Partner and/or any such persons described in (i) through (v) above of which trust such Limited Partner or any such person(s) or bank or other commercial entity in the business of acting as a fiduciary in its ordinary course of business and having an equity capitalization of at least $100,000,000 is a Trustee, (vii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) through (v) above or (viii) if the Limited Partner is an entity, its beneficial owners.

(d)             No Limited Partner may effect a Transfer of its Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)             No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)              Any purported Transfer in contravention of any of the provisions of this Article VIII shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

(g)             Prior to the consummation of any Transfer under this Article VIII, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

8.3          Admission of Substitute Limited Partner.

(a)             Subject to the other provisions of this Article VIII, an assignee of the Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

(1)            The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(2)            To the extent required, an amended Certificate of Limited Partnership evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(3)            The assignee shall have delivered a letter containing the representation set forth in Section 8.1(a) hereof and the agreement set forth in Section 8.1(b) hereof.

(4)            If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(5)            The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 7.2 hereof.

(6)            The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(7)            The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)             For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate of Limited Partnership described in Section 8.3(a)(2) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)             The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 8.3 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article VIII to the admission of such Person as a Limited Partner of the Partnership.

8.4          Rights of Assignees of Partnership Interests.

(a)             Subject to the provisions of Sections 8.1 and 8.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)             Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article VIII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

8.5          Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (and to update the books and records of the Partnership) in accordance with Article XI hereof, and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership.

8.6          Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of such Limited Partner’s estate or, if such Limited Partner dies, such Limited Partner’s executor, administrator or trustee, or, if such Limited Partner is finally adjudicated incompetent, such Limited Partner’s committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing such Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

8.7          Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

Article IX

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

9.1          Books and Records. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

9.2          Custody of Partnership Funds; Bank Accounts.

(a)            All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)            All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 9.2(b).

9.3          Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

9.4          Annual Tax Information and Report. Within a reasonable time after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

9.5          Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)             The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code and shall have all of the rights and responsibilities of that position described in Section 6222 through Section 6232 of the Code, as in effect prior to their repeal by the Revised Partnership Audit Procedures, and (ii) “partnership representative” for purposes of Section 6223 and Section 6231 of the Code, as amended by the Revised Partnership Audit Procedures (the designated roles in clauses (i) and (ii) above shall collectively be referred to herein as the “Tax Matters Partner”). It being understood, however, that the General Partner is hereby authorized to (A) designate any other Person as the “partnership representative,” and (B) take, or cause the Partnership to take, such other actions as may be necessary or advisable pursuant to Treasury Regulations or other guidance to ratify the designation of the General Partner (or any Person selected by the General Partner) as the partnership representative. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition, as amended by the Revised Partnership Audit Procedures.

(b)            All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c)             In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties (if such election has not already been made). Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

9.6          Reports to Limited Partners.

(a)              If the General Partner is required to furnish an annual report to its shareholders containing financial statements of the General Partner or the Partnership, the General Partner will, at the same time and in the same manner, furnish such annual report to each Limited Partner. The annual financial statements shall be audited by accountants selected by the General Partner.

(b)             Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

Article X

DISSOLUTION AND LIQUIDATION

10.1        Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each, a “Liquidating Event”):

(a)             the expiration of its term as provided in Section 2.3 hereof;

(b)             an event of withdrawal of the General Partner, as defined in the Act (other than an event of Bankruptcy), unless, within ninety (90) days after the withdrawal a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

(c)             an election to dissolve the Partnership made by the General Partner;

(d)             entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

(e)             a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety days after of the entry of such order or judgment a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

10.2        Winding Up

(a)             General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

(1)           First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)           Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the Partners;

(3)           Third, to holders of Series U1 Units, Series U2 Units, Common Units (taking into account the distribution rights for LTIP Units under Section 2.C of Exhibit E), and to each such holder in proportion to such holder’s Percentage Interest as regard to the class of Partnership Interest comprised only of Series U1 Units, Series U2 Units, Common Units, on a pro rata and pari passu basis (assuming the conversion of any Preferred Units into Common Units) as set forth in Exhibits C, D and E, respectively, taking into account the distribution rights for LTIP Units under Section 2.C of Exhibit E.

The General Partner shall not receive any additional compensation for any services performed pursuant to the provisions of this Article X.

For the avoidance of doubt, the distribution provisions in Exhibits C – E of this Agreement will govern in the event there is any discrepancy between the distribution provisions in such Exhibits and Section 10.2(a) of this Agreement.

(b)             Deferred Liquidation. Notwithstanding the provisions of Section 10.2(a) above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.2(a) above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

10.3        No Obligation to Restore Deficit Capital Account Balance. Notwithstanding anything herein to the contrary, if any Partner should have a deficit balance in his, her or its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the Partnership dissolves and liquidates occurs), such Partner shall have no obligation to restore such deficit or, otherwise, to make any contribution to the capital of the Partnership to restore such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to Section 10.2(a) may be:

(a)             distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); and/or

(b)             withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

10.4        Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Partnership is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with how such assets would be distributed to the Partners pursuant to Section 10.2(a). Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

10.5       Rights of Limited Partners. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

10.6        Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 10.1 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

10.7        Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 10.2 above, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

10.8        Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 10.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

10.9       Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

10.10     Liability of Liquidator. The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 6.3 hereof.

Article XI

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of a Majority in Interest (other than the General Partner or any Subsidiary of the General Partner):

(a)             any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner that adversely affects the Limited Partners;

(b)             any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof;

(c)             any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of future additional Partnership Units pursuant to Section 4.2 hereof which are entitled to the rights provided in Section 5.2(b);

(d)             any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

(e)             any amendment to this Article XI.

and provided further, however, that, the consent of Limited Partners holding more than a Majority in Interest shall be required in the case of (i) the merger or the consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation, or (ii) the sale of all or substantially all of the assets of the Partnership; and provided further, that the General Partner without the consent of the Limited Partners, may cause (i) the merger or consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) the sale of all or substantially all of the assets of the Partnership in a transaction pursuant to Section 6.11(b) or (c) hereof and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XI.

Article XII

GENERAL PROVISIONS

12.1        Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in the books and records of the Partnership for each such Partner; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office in Section 2.1 or as may otherwise be located.

12.2        Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.3        Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.4        Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5        Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6        Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7        Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.8        Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.9        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of its conflicts of laws principles.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the party hereto has hereunder affixed its signature to this Third Amended & Restated Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P., as of the date set forth above.

GENERAL PARTNER:

Four Springs Capital Trust, a Maryland trust

By:
Name:
Title:

[Signature Page to Third Amended & Restated Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P.]

EXHIBIT A

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 7.4 of the Amended & Restated Agreement of Limited Partnership (the “Agreement”) of Four Springs Capital Trust Operating Partnership, L.P., the undersigned hereby irrevocably (i) presents for redemption ____________Partnership Units in Four Springs Capital Trust Operating Partnership, L.P. in accordance with the terms of the Agreement and the Redemption Right referred to in Section 7.4 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:______________

Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:
Name:

Please insert social security or identifying number:

[Exhibit A]

EXHIBIT B

For Redeeming Limited Partners that are entities:

CERTIFICATION OF NON-FOREIGN STATUS

Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Four Springs Capital Trust Operating Partnership, L.P. (the “Partnership”) that no withholding is required with respect to the redemption by _________(“Partner”) of its units of limited partnership interest in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.	Partner is not a foreign corporation, foreign partnership, foreign Trust Operating Partnership or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Partner is not a disregarded entity as defined in Proposed Treasury Regulations section 1.1445-2(b)(2)(iii).

3.	The U.S. employer identification number of Partner is:___________________.

4.	The principal business address of Partner is: _____________________ and Partner’s place of incorporation is _______________________________________.

5.	Partner agrees to inform the General Partner of the Partnership if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.	Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner of the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER

By:

Name:

Its:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:
Title:

[Exhibit B]

For Redeeming Limited Partners that are individuals:

CERTIFICATION OF NON-FOREIGN STATUS

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Four Springs Capital Trust Operating Partnership L.P. (the “Partnership”) that no withholding is required with respect to my redemption of my units of limited partnership interest in the Partnership, I, _______________, hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (social security number) is __________.

3.	My home address is: ________________________________________.

4.	I agree to inform the General Partner of the Partnership promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.	I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner of the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date:
Name:

[Exhibit B]

EXHIBIT C

DESIGNATION OF THE PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS
AND CONDITIONS OF REDEMPTION OF THE SERIES U1 UNITS

1.	Definitions.

In addition to those terms defined in the Agreement, the following definitions relating to the Series U1 Units shall be, unless otherwise clearly indicated to the contrary, applied to (i) the terms used in the Agreement (but only with respect to the Series U1 Units) and (ii) the terms used in this Exhibit C:

“Annual Distribution Rate” shall have the meaning set forth in Section 2(B) hereof.

“Distribution Payment Date” shall mean the fifteenth (15th) calendar day of each month (or such other day of each month as determined by the Board of Trustees in its sole discretion) in each year, commencing on the first month to follow the Effective Date; provided, however, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Business Day immediately following such Distribution Payment Date.

“Distribution Periods” shall mean monthly distribution periods commencing on the first day of each month of each year and ending on and including the last day of such month (other than the initial Distribution Period with respect to each Series U1 Unit, which shall commence on the date on which such Series U1 Unit was issued by the Partnership and end on and include the last day of the month such Series U1 Unit was issued).

“Effective Date” shall have the meaning as described in Section 2(B) hereof.

“Initial Consideration” shall have the meaning as described in paragraph 3 of Section 2(C) hereof.

“Junior Units” shall mean any Partnership Units as described in paragraph 1 of Section 2(F) hereof.

“Liquidation Value” shall have the meaning as described in paragraph 1 of Section 2(C) hereof.

“Parity Units” shall mean any Partnership Units as described in paragraph 1 of Section 2(E) hereof.

“Senior Units” shall mean any Partnership Units as described in paragraph 1 of Section 2(E) hereof.

[Exhibit C-1]

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the Series U1 Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series U1 Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Stated Value” shall mean $22.00, subject to appropriate adjustment in relation to any recapitalizations, dividends, splits, combinations, reclassifications or other similar events which affect the Series U1 Units.

2.	Terms of the Series U1 Units.

A.                 Number. The maximum number of authorized Series U1 Units shall be 181,106.

B.                 Distributions.

(a)               The holders of the then outstanding Series U1 Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions on each Series U1 Unit, which distributions shall accrue at an annual rate as set forth in Schedule I (the “Annual Distribution Rate”). Such distributions with respect to each Series U1 Unit shall accrue each day at the applicable Annual Distribution Rate and be cumulative from the date of issuance of such Series U1 Unit (the “Effective Date”) whether or not in any Distribution Period or Periods such distributions have been declared and whether or not there shall be assets of the Partnership legally available for the payment of such distributions. Subject to such preferential rights of such Preferred Units as may be granted by the General Partner in future issuances of one or more classes or series of Partnership Units (it being understood that any such issuance must be in compliance with the Declaration of Trust), such distributions shall be payable on each Distribution Payment Date when, as and if authorized by the General Partner and declared by the General Partner, in arrears on Distribution Payment Dates commencing on the first Distribution Payment Date after the Effective Date.

(b)               Each such distribution shall be payable in arrears to the holders of record of the Series U1 Units, as they appear on the records of the Partnership at the close of business on such record dates, not more than 30 days preceding the applicable Distribution Payment Date, as shall be fixed by the General Partner. Accumulated and unpaid distributions for any past Distribution Periods may be authorized and declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the General Partner.

(c)               The amount of distributions payable for each full Distribution Period for the Series U1 Units shall be computed by dividing the Annual Distribution Rate by twelve. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series U1 Units shall be computed on the basis of twelve 30-day months and a 360-day year. The General Partner, in its capacity as the holder of the then outstanding Series U1 Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series U1 Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series U1 Units that may be in arrears.

[Exhibit C-2]

(d)               So long as any Series U1 Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Units with respect to the Series U1 Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series U1 Units for all Distribution Periods terminating on or prior to the Distribution Payment Date on such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series U1 Units and all distributions declared upon any other series or class or classes of Parity Units with respect to the Series U1 Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series U1 Units and such Parity Units.

(e)               So long as any Series U1 Units are outstanding, no distributions (other than distributions paid solely in Common Units or options, warrants or rights to subscribe for or purchase Common Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made in respect of a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the General Partner or any subsidiary, or as permitted under Article VII of the Declaration of Trust), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Common Units) by the General Partner, directly or indirectly (except by conversion into or exchange for Common Units), unless in each case (a) the full cumulative distributions on all outstanding Series U1 Units and any other Parity Units with respect to the Series U1 Units shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series U1 Units and all past distribution periods with respect to such Parity Units with respect to the Series U1 Units and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series U1 Units and any Parity Units.

(f)                Notwithstanding anything to the contrary herein, the Partnership shall not pay any dividends or distributions on any Junior Units (whether in cash or property) to the extent that such payment is not expressly permitted under, or would constitute a default or violation of, the Declaration of Trust.

C.                 Liquidation Preference.

1.      Liquidation Value of Series U1 Units. In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, each holder of Series U1 Units then outstanding shall be entitled to receive, subject to such preferential rights as may be granted by the General Partner in future issuances of one or more classes or series of Partnership Units and subject to the pari passu rights of the holders of Parity Units with respect to the Series U1 Units, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, (i) an amount in cash equal to all dividends and distributions (whether or not declared) accumulated and unpaid thereon through and including the date of final distribution with respect to such Series U1 Units plus (ii) the amounts set forth in Schedule II hereof (subject to appropriate adjustment in the event of any Partnership Unit dividend, Partnership Unit split, combination or other similar recapitalization which affects the Series U1 Units) (clauses (i) and (ii), the “Liquidation Value”). If, upon any such liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, the assets and funds of the Partnership or proceeds thereof, distributable to the holders of Series U1 Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units with respect to the Series U1 Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series U1 Units and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series U1 Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 2(C), (a) a consolidation or merger of the Partnership or the General Partner with one or more entities, (b) a statutory share exchange by the Partnership or the General Partner and (c) a sale or transfer of all or substantially all of the Partnership’s or the General Partner’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or the General Partner.

[Exhibit C-3]

2.      Participation in Remaining Proceeds.

(a)               In addition to and after payment in full of all amounts payable to the holders of the Series U1 Units under this Section 2(C), and any other liquidation preference payments required to be made to any of the Junior Units as set forth in the Agreement, subject to the last sentence of this subsection (a), in the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, the Common Units shall be entitled to the payment of the Common Unit Accumulated Amount, calculated as of the date of such distribution, pro rata among those persons who hold Common Units. Notwithstanding anything to the contrary contained in this Exhibit C, (I) solely for the purposes of this subsection (a), (i) a consolidation or merger of the Partnership or the General Partner with one or more entities, (ii) a statutory share exchange by the Partnership or the General Partner, and (iii) a sale or transfer of all or substantially all of the Partnership’s or the General Partner’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or the General Partner and (II) no distributions shall be made in respect of the Common Units or the Common Unit Accumulated Amounts under this subsection (a) in connection with any of the transactions described in clauses (I)(i), (I)(ii) or (I)(iii) above.

(b)               In addition to and after payment in full of all amounts payable to the holders of the Series U1 Units under this Section 2(C), and any of the Junior Units as set forth in the Agreement (and, if any distributions to the holders of Common Units are required under subsection (a) immediately above, after payment in full of all amounts so required under such subsection (a)), if any liquidation distribution proceeds remain after making such distributions to the holders of Common Units, the remaining proceeds shall be distributed on a pro rata basis and pari passu to any other class or series of Partnership Units entitled to participate in any such liquidation proceeds and Common Units on a pro rata basis (assuming the conversion of all Preferred Units into Common Units).

3.      Allocation of Escrow. In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, if any portion of the consideration payable to the holders of Partnership Units is placed into escrow and/or is payable to the holders of the Partnership Units subject to contingencies, (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of Partnership Units in accordance with this Section 2(C) as if the Initial Consideration were the only consideration payable in connection with such liquidation, dissolution or winding up of the Partnership or the General Partner and (ii) any additional consideration that becomes payable to the holders of Partnership Units upon release from escrow or satisfaction of contingencies shall be allocated among the holders of Partnership Units in accordance with this Section 2(C) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

D.                 Liquidity Option After Six-Year Holding Period. Commencing on May 31, 2026 and lasting until November 30, 2026, holder may require the Partnership to redeem all or a portion of the Series U1 Units for an amount equal to the then-current Liquidation Value.

E.                  Conversion. Commencing on the first anniversary of the date upon which a holder of Series U1 Units received such Preferred Units, holder may convert or exchange the Series U1 Units for Common Shares. In connection with the conversion of any Series U1 Units into Common Shares, the Partnership shall convert a corresponding number of the Series U1 Units into a number of Common Shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization in connection with the Common Shares). The Series U1 Units are not convertible into or exchangeable for any other property or securities of the General Partner, except as provided herein. In the event of a conversion of the Series U1 Units into Common Shares, to the extent the General Partner is required to pay cash in lieu of fractional Common Shares pursuant to the Declaration of Trust in connection with such conversion, the Partnership shall pay cash to the General Partner in lieu of fractional Common Units issued upon conversion of the Series U1 Units.

[Exhibit C-4]

F.                  Ranking.

1.      Notwithstanding anything to the contrary in this Exhibit C, in respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, or to be redeemed, the Series U1 Units shall rank (i) on a parity with all Partnership Units issued as of the date hereof or in the future by the Partnership with terms specifically providing that those Partnership Units rank on a parity with the Series U1 Units with respect to rights to the payment of dividends and with respect to distribution of assets upon any liquidation, dissolution or winding up of the Partnership or the General Partner, (collectively, “Parity Units”) as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up (whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit thereof are different from those of the Series U1 Units) if the holders of such class or series of Partnership Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or liquidation preferences without preference or priority one over the other, (ii) junior to all Partnership Units issued as of the date hereof or in the future by the Partnership with terms specifically providing that those Partnership Units rank senior to the Series U1 Units with respect to rights to the payment of dividends and with respect to distribution of assets upon any liquidation, dissolution or winding up of the Partnership or the General Partner (collectively, “Senior Units”), (iii) senior to any class or series of Partnership Units ranking, as to distributions and upon liquidation, junior to the Series U1 Units (collectively, “Junior Units”); and (iv) on parity with the Common Units in all respects. Nothing contained in this Section 2(E) or this Exhibit C shall prohibit the Partnership from issuing additional Partnership Units that are Senior Units, Parity Units or Junior Units with respect to the Series U1 Units.

G.                 Conflict of Terms. In the event of any inconsistency or conflict between the terms of this Exhibit C and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall govern and control. Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the terms of the Series U1 Units) to ensure that the Series U1 Units (including, without limitation the dividend, distribution upon a liquidation, dissolution or winding up of the Partnership or the General Partner, redemption and conversion terms thereof) permit the General Partner to satisfy its obligations (including, without limitation, its obligations to make dividend payments on, redemption payments, and/or to issue Common Shares upon redemption or conversion of, the Series U1 Units) with respect to the Series U1 Units.

H.                 Allocations.  Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series U1 Units in accordance with Article V of the Agreement.

I.                    Redemption. For the avoidance of doubt, the redemption provisions contained in Section 7.4 of the Agreement shall apply to the Series U1 Units.

[Exhibit C-5]

SCHEDULE I

ANNUAL DISTRIBUTION RATE

Distribution Period		Distribution Amount per Series Ul Unit (Annual Amount)
From	To
May 31, 2020	May 30, 2021	$1.10
May 31, 2021	May 30, 2022	$1.26
May 31, 2022	May 30, 2023	$1.41
May 31, 2023	May 30, 2024	$1.57
May 31, 2024	May 30, 2025	$1.72
May 31, 2025	Thereafter	$1.88

[Exhibit C-6]

SCHEDULE II

LIQUIDATION VALUE

Liquidation Date		Liquidation Value (per Series U1 Unit)*
From	To
May 31, 2020	May 30, 2021	$22.00
May 31, 2021	May 30, 2022	$23.87
May 31, 2022	May 30, 2023	$25.73
May 31, 2023	May 30, 2024	$27.60
May 31, 2024	May 30, 2025	$29.46
May 31, 2025	Thereafter	$31.34

* In the event that the Property is sold on or before May 31, 2026, the Liquidation Value shall be the greater of (i) amount of net equity received in connection with such sale divided by the number of outstanding Units and (ii) the then-current Liquidation Value set forth in the table above. Notwithstanding preceding, if the Property is sold to the anticipated tenant of the Property, XPO Logistics Supply Chain, Inc. (the "Tenant") or one of its affiliates pursuant to the anticipated terms of the purchase option to be set forth in the Lease Agreement effective July 1, 2020 (the "Lease"), the amount of net equity received in connection with such sale shall reflect a deduction for any amounts provided to the Tenant for the purposes of the tenant improvement allowance in connection with the commencement of the Lease as well as any other capital improvements to the Property that are added to the purchase price in accordance with the Lease.

[Exhibit C-7]

EXHIBIT D

DESIGNATION OF THE PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SERIES U2 UNITS

1.             Definitions.

In addition to those terms defined in the Agreement, the following definitions relating to the Series U2 Units shall be, unless otherwise clearly indicated to the contrary, applied to (i) the terms used in the Agreement (but only with respect to the Series U2 Units) and (ii) the terms used in this Exhibit D:

“Annual Distribution Rate” shall have the meaning set forth in Section 2(B) hereof.

“Distribution Payment Date” shall mean the fifteenth (15th) calendar day of each month (or such other day of each month as determined by the Board of Trustees in its sole discretion) in each year, commencing on the first month to follow the Effective Date; provided, however, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Business Day immediately following such Distribution Payment Date.

“Distribution Periods” shall mean monthly distribution periods commencing on the first day of each month of each year and ending on and including the last day of such month (other than the initial Distribution Period with respect to each Series U2 Unit, which shall commence on the date on which such Series U2 Unit was issued by the Partnership and end on and include the last day of the month such Series U2 Unit was issued).

“Effective Date” shall have the meaning as described in Section 2(B) hereof.

“Junior Units” shall mean any class or series of Partnership Units ranking, as to distributions and upon liquidation, junior to the Series U2 Units.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the Series U2 Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series U2 Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

[Exhibit D-1]

2.             Terms of the Series U2 Units.

A.            Number. The maximum number of authorized Series U2 Units shall be [______].

B.            Distributions.

(a)               The holders of the then outstanding Series U2 Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions on each Series U2 Unit, which distributions shall accrue at an annual rate of $___ per Series U2 Unit (the “Annual Distribution Rate”). Such distributions with respect to each Series U2 Unit shall accrue each day at the applicable Annual Distribution Rate and be cumulative from the date of issuance of such Series U2 Unit (the “Effective Date”) whether or not in any Distribution Period or Periods such distributions have been declared and whether or not there shall be assets of the Partnership legally available for the payment of such distributions. Subject to such preferential rights of such Preferred Units as may be granted by the General Partner in future issuances of one or more classes or series of Partnership Units (it being understood that any such issuance must be in compliance with the Declaration of Trust), such distributions shall be payable on each Distribution Payment Date when, as and if authorized by the General Partner and declared by the General Partner, in arrears on Distribution Payment Dates commencing on the first Distribution Payment Date after the Effective Date and shall be pari passu with any distributions paid to the holders of Common Units. Notwithstanding the foregoing, from and after such time when any distribution amount paid per Unit on the Common Units exceeds the distribution to be paid on the Series U2 Units based on the Annual Distribution Rate with respect to the Series U2 Units for such period, then from such time, and at all times thereafter, the Series U2 Units shall receive distributions from such time, and at all times thereafter, as if such Series U2 Units were Common Units.

(b)               Until such time as the Series U2 Units are treated as Common Units with respect to distributions as provided for in this Section 2(B), each distribution shall be payable in arrears to the holders of record of the Series U2 Units, as they appear on the records of the Partnership at the close of business on such record dates, not more than 30 days preceding the applicable Distribution Payment Date, as shall be fixed by the General Partner. Accumulated and unpaid distributions for any past Distribution Periods may be authorized and declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the General Partner.

(c)               Until such time as the Series U2 Units are treated as Common Units with respect to distributions as provided for in this Section 2(B), the amount of distributions payable for each full Distribution Period for the Series U2 Units shall be computed by dividing the Annual Distribution Rate by twelve. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series U2 Units shall be computed on the basis of twelve 30-day months and a 360-day year. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series U2 Units that may be in arrears.

(d)               Notwithstanding anything to the contrary herein, the Partnership shall not pay any dividends or distributions on any Junior Units (whether in cash or property) to the extent that such payment is not expressly permitted under, or would constitute a default or violation of, the Declaration of Trust.

[Exhibit D-2]

C.            Conversion. Commencing on the first anniversary of the date upon which a holder of Series U2 Units received such Series U2 Units, such holder may convert or exchange the Series U2 Units for Common Shares. In connection with the conversion of any Series U2 Units into Common Shares, the Partnership shall convert a corresponding number of the Series U2 Units into a number of Common Shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization in connection with the Common Shares). The Series U2 Units are not convertible into or exchangeable for any other property or securities of the General Partner, except as provided herein. In the event of a conversion of the Series U2 Units into Common Shares, to the extent the General Partner is required to pay cash in lieu of fractional Common Shares pursuant to the Declaration of Trust in connection with such conversion, the Partnership shall pay cash to the General Partner in lieu of fractional Common Shares issued upon conversion of the Series U2 Units.

D.            Ranking. Notwithstanding anything to the contrary in this Exhibit D, in respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, or to be redeemed, the Series U2 Units shall rank on a parity with all Series U1 Units and Common Units issued as of the date hereof or in the future by the Partnership.

E.             Conflict of Terms. In the event of any inconsistency or conflict between the terms of this Exhibit D and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall govern and control. Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the terms of the Series U2 Units) to ensure that the Series U2 Units (including, without limitation the dividend, distribution upon a liquidation, dissolution or winding up of the Partnership or the General Partner, redemption and conversion terms thereof) permit the General Partner to satisfy its obligations (including, without limitation, its obligations to make dividend payments on, redemption payments, and/or to issue Common Shares upon redemption or conversion of, the Series U2 Units) with respect to the Series U2 Units.

F.             Allocations.  Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series U2 Units in accordance with Article V of the Agreement.

G.            Redemption. For the avoidance of doubt, the redemption provisions contained in Section 7.4 of the Agreement shall apply to the Series U2 Units.

[Exhibit D-3]

EXHIBIT E

DESIGNATION OF THE PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE LTIP UNITS

1.             Definitions.

In addition to those terms defined in the Agreement, the following definitions relating to the LTIP Units shall be, unless otherwise clearly indicated to the contrary, applied to (i) the terms used in the Agreement (but only with respect to the LTIP Units) and (ii) the terms used in this Exhibit E:

“Adjustment Events”: means any of the following: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business Common Unit Transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of Additional Securities by the General Partner.

“Capital Account Limitation” has the meaning set forth in Section 2(C).

“Common Partnership Unit Distribution” has the meaning set forth in Section 2(B).

“Common Unit Transaction” has the meaning set forth in Section 2(C)(7).

“Conversion Right” has the meaning set forth in Section 2(C)(2).

“Conversion Date” has the meaning set forth in Section 2(C)(3).

“Conversion Notice” has the meaning set forth in Section 2(C)(3).

“Equity Incentive Plan” means any equity incentive or compensation plan hereafter adopted by the Partnership or the General Partner, including, without limitation, the General Partner’s 2021 Equity Incentive Plan.

“Forced Conversion” has the meaning set forth in Section 2(C)(4).

[Exhibit E-1]

“Forced Conversion Notice” has the meaning set forth in Section 2(C)(4).

“Unvested LTIP Units” has the meaning set forth in Section 2(F)(1).

“Vested LTIP Units” has the meaning set forth in Section 2(F)(1).

“Vesting Agreement” means each or any, as the context implies, agreement or instrument entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

2.            Terms of the LTIP Units.

A.           Adjustment Events. If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. If the Partnership takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

B.            [RESERVED]

C.            Distributions and Conversion.

1.             Distributions From Operations.

i.	The LTIP Unitholders shall, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the “Common Partnership Unit Distribution”), paid to holders of Common Units on such Partnership Record Date established by the General Partner with respect to such distribution.

ii.	So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units.

[Exhibit E-2]

iii.	Notwithstanding anything herein to the contrary, at the sole discretion of the General Partner, an amount up to 90% of any distributions declared and payable with respect to the LTIP Units shall be deferred and shall be paid at the closing of an initial public offering of the General Partner. For the avoidance of doubt, any distributions payable with respect to the LTIP Units that are deferred under this Section 2(C)(1)(iii) shall not limit, under Section 2(C)(1)(ii) of this Exhibit E, the distributions that are authorized, declared, and payable on the Common Units.

iv.	Notwithstanding anything herein to the contrary, the distributions pursuant to Section 2(C)(1) to any LTIP Unitholder are subject to the terms and conditions of the Vesting Agreement entered into by such LTIP Unitholder.

2.             Distributions from a Capital Event. Distributions (in cash or in kind) from any sale, refinancing, merger or reorganization of the Partnership (a “Capital Event”) shall, after taking into account any priority distributions under this Agreement or any Exhibit thereto, be applied to the Common Units and LTIP Units as follows:

i.	First, to the holders of Common Units, in proportion to their Common Units, until the “Common Unit Economic Balances” are reduced to zero. The “Common Unit Economic Balance” shall mean (i) the aggregate “book value” of the Common Unit holders’ Common Units (after taking into account any Capital Account Adjustments made under Section 5.1 of the Agreement as a result of the issuance of any LTIP Units) as of the date an LTIP Unit is issued plus the amount of the Common Unit holders’ share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any distribution is made under this Section 2(C)(2)(i), divided by (ii) the number of Common Unit holders’ Common Units.

ii.	Second, to the LTIP Unitholders, until they have received a per LTIP Unit amount equal to the per Common Unit amount distributed under Section 2(C)(2)(i) above.

iii.	Notwithstanding the foregoing, in the case of any person who holds a Profits Interest, such person shall not receive distributions upon a Capital Event under the provisions above in respect of such Profits Interest until the aggregate amount of distributions distributed to the Members in respect of all of the interests in the Company since the effective date of the grant of such Profits Interest shall equal the Profits Interest Threshold Amount with respect to such Profits Interest, whereupon such Profits Interest shall then only participate in any further distributions, and that any distributions that (but for the application of this proviso) would otherwise have been distributed to such person in respect of such Profits Interest shall instead be distributed to the other Members in accordance with the provisions above.

[Exhibit E-3]

iv.	Notwithstanding anything herein to the contrary, at the sole discretion of the General Partner, an amount up to 90% of any distributions declared and payable with respect to the LTIP Units shall be deferred and shall be paid at the closing of an initial public offering of the General Partner. For the avoidance of doubt, any distributions payable with respect to the LTIP Units that are deferred under this Section 2(C)(2)(iv) shall not limit, under Section 2(C)(2)(i) of this Exhibit E, the distributions that are authorized, declared, and payable on the Common Units.

v.	Notwithstanding anything herein to the contrary, the distributions pursuant to Section 2(C)(2) to any LTIP Unitholder are subject to the terms and conditions of the Vesting Agreement entered into by such LTIP Unitholder.

3.             Conversion. Subject to the provisions of this section, an LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units; provided, however, that a holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 2(C).

[Exhibit E-4]

4.            A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 2(A). Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Capital Account balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). Upon a request to convert, the General Partner shall consult with the Partnership’s accountants to determine if a book adjustment to the Partnership Capital Accounts is appropriate under Code Section 704 and the Treasury Regulations thereunder, and if such book adjustment is appropriate, such book adjustment shall be made before computation of the Capital Account Limitation. To exercise such LTIP Unitholder’s Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) substantially in the form attached as Schedule I to this Exhibit E (with a copy to the General Partner) not less than ten nor more than 60 days before a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Common Unit Transaction (as defined in Section 2(C)(7) at least 30 days before the effective date of such Common Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the General Partner of a Common Unit Transaction or (y) the third business day immediately preceding the effective date of such Common Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 12.1 of the Agreement. Each LTIP Unitholder covenants and agrees that all Vested LTIP Units to be converted pursuant to this Section 2(C) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 7.4 of the Agreement relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if such LTIP Unitholder so wishes, the Common Units into which such LTIP Unitholder’s Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 7.4 of the Agreement by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.

5.             The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 2(A); provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 2(C)(3). To exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Schedule II to this Exhibit E to the applicable LTIP Unitholder not less than ten nor more than 60 days before the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 12.1 of the Agreement.

6.             A conversion of Vested LTIP Units for which the LTIP Unitholder has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article VIII of the Agreement may exercise the rights of such Limited Partner pursuant to this Section 2(C) and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

[Exhibit E-5]

7.             If the Partnership or the General Partner shall be a party to any Common Unit Transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any Common Unit Transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Common Unit Transaction”), then the General Partner shall, immediately before the Common Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Common Unit Transaction or that would occur in connection with the Common Unit Transaction if the assets of the Partnership were sold at the Common Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Common Unit Transaction (in which case the Conversion Date shall be the effective date of the Common Unit Transaction).

8.             In anticipation of such Forced Conversion and the consummation of the Common Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Common Unit Transaction in consideration for the Common Units into which such LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Common Unit Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Common Unit Transaction, before such Common Unit Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Common Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such Common Unit holder failed to make such an election.

[Exhibit E-6]

9.             Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and any Equity Incentive Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Common Unit Transaction to be consistent with the provisions of this Section 2(C)(9) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Units in connection with the Common Unit Transaction that will (a) contain provisions enabling the holders of LTIP Units that remain outstanding after such Common Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (b) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

D.            Ranking. Notwithstanding anything to the contrary in this Exhibit E, in respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, or to be redeemed, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article VIII of the Agreement.

E.             Voting. LTIP Unitholders shall (a) have the same voting rights as the Limited Partners, with the LTIP Units voting as a single class with the Common Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the Limited Partners; but subject, in any event, to the following provisions:

1.            With respect to any Common Unit Transaction (as defined in Section 2(C)(7)), so long as the LTIP Units are treated in accordance with Section 2(C)(7), the consummation of such Common Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

2.             Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

[Exhibit E-7]

The foregoing voting provisions will not apply if, at or before the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.

F.            Special Provisions. LTIP Units shall be subject to the following special provisions:

1.             Vesting Agreements. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

2.             Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date before the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 5.1(a), calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

3.             Redemption. The Redemption Right provided to Limited Partners under Section 7.4 of the Agreement shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in Section 2(C) and Section 2(F)(4).

4.             Conversion to Common Units. Vested LTIP Units are eligible to be converted into Common Units in accordance with Section 2(C).

G.            [RESERVED]

[Exhibit E-8]

SCHEDULE I

FORM OF NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in Four Springs Capital Trust Operating Partnership, L.P. (the “Partnership”) set forth below into Common Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

Signature of Holder:
(Please Sign: Exact Name as Registered with Partnership)

Address:

Signature Guaranteed by:

[Exhibit E-9]

SCHEDULE II

FORM OF NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF
LTIP UNITS INTO COMMON UNITS

Four Springs Capital Trust Operating Partnership, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

[Exhibit E-10]